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                                                                      EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITOR
                         ------------------------------



We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (No. 33-37038), Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (No. 33-23117) and Post-Effective No. 3 to the Registration Statement on Form S-8 (No. 33-16688) of Franklin Electronic Publishers, Inc. of our report dated June 10, 1999 related to the consolidated financial statements of Franklin Electronic Publishers, Inc. included in this Annual Report for the year ended March 31, 1999.



                                     Radin, Glass & Co., LLP
                             -------------------------------

                                     RADIN, GLASS & CO., LLP
                                Certified Public Accountants



June 10, 1999
New York, New York

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